EXHIBIT 11

                              TYSON FOODS, INC.
                  Computation of Earnings (Loss) Per Share
                    (In Thousands Except Per Share Data)

                                                            Quarter Ended
                                                     ------------------------
                                                       July 2,      July 3,
                                                         1994         1993
                                                     ------------------------
Primary:

     Average common shares outstanding
     during the period                                   147,683      147,247

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                            832        1,286
                                                         -------      -------
     Total common and common equivalent
     shares outstanding                                  148,515      148,533

     Less Antidilutive shares                                832
                                                         -------      -------
     Adjusted shares                                     147,683      148,533
                                                         =======      =======
     Net income (loss)                                 ($148,401)     $53,711
                                                        ========      =======
     Earnings (loss) per share                            ($1.00)       $0.36
                                                           =====        =====

Fully Diluted:

     Average common shares outstanding
     during the period                                   147,683      147,247

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                             1,004        1,286
                                                         -------      -------
     Total common and common equivalent
     shares outstanding                                  148,687      148,533

     Less Antidilutive shares                              1,004
                                                         -------      -------
     Adjusted shares                                     147,683      148,533
                                                         =======      =======
     Net income (loss)                                 ($148,401)     $53,711
                                                        ========      =======
     Earnings (loss) per share                            ($1.00)       $0.36
                                                           =====        =====

EXHIBIT 11

                              TYSON FOODS, INC.
                  Computation of Earnings (Loss) Per Share
                    (In Thousands Except Per Share Data)

                                                         Nine Months Ended
                                                     ------------------------
                                                      July 2,     July 3,
                                                        1994        1993
                                                     ------------------------
Primary:

     Average common shares outstanding
     during the period                                   147,594      147,105

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                            798        1,286
                                                         -------      -------
     Total common and common equivalent
     shares outstanding                                  148,392      148,391

     Less Antidilutive shares                                798
                                                         -------      -------
     Adjusted shares                                     147,594      148,391
                                                         =======      =======
     Net income  (loss)                                 ($60,901)    $139,195
                                                         =======     ========
     Earnings (loss) per share                             ($.41)       $0.94
                                                           =====        =====

Fully Diluted:
     Average common shares outstanding
     during the period                                   147,594      147,105

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                               964        1,286
                                                         -------      -------
     Total common and common equivalent
     shares outstanding                                  148,558      148,391

     Less Antidilutive shares                                964
                                                         -------      -------
     Adjusted shares                                     147,594      148,391
                                                         =======      =======
     Net income (loss)                                  ($60,901)    $139,195
                                                         =======     ========
     Earnings (loss) per share                             ($.41)       $0.94
                                                           =====        =====

                                     22